SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2012

SOURCE GOLD CORPORATION.

(Exact name of Company as specified in its charter)

Nevada	000-54840	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2 Toronto Street, Suite 234 Toronto, Ontario, Canada M5C 2B5
(Address of principal executive offices)

Phone: (289) 208-6664
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

On December 17, 2012, Lauren Notar, resigned as Secretary and Treasurer of Source Gold Corporation (the “Company”), effective immediately. Her resignation is for personal reasons and is not in connection with any known disagreement with the Company on any matter. On December 17, 2012 the Board of Directors appointed Mr. Jon Fullenkamp, as the Chairman of the Board of Directors, effective immediately.

Jon Fullenkamp – 58 - obtained his degrees, Geology, Physics, Chemistry, and History from the University of South Dakota. He then entered into the oil and gas exploration first with the Western Company of North America, which included Pioneer Drilling and Western Oceanic. Within the last 10 years Mr. Fullenkamp has been involved in drilling and completing wells in parts of Texas, Oklahoma, Kansas, Wyoming, Colorado, Montana, Louisiana, Arkansas, and then moving onto the Appalachian Region including West Virginia, Pennsylvania, Ohio, and New York. During this period Mr. Fullenkamp worked on the deepest wells drilled in the world, located in west Texas. Mr. Fullenkamp took on a management role when he led the Western Company into the Eastern Seaboard. At this time he had over 2,000 employees under his direction. The expansion into the Eastern region was very successful. In the early 1990’s he developed a network of 3,000 commercial fueling stations across the United States, distributing over a billion gallons of fuel per year and an annual revenue of $3.5 billion. During this time he also developed a similar network for Chevron USA named the Chevron Commercial Fueling Network. Mr. Fullenkamp, developed a network of alternative fuels for the State of California. In 2000 he returned to the oil and gas business to evaluate, develop, and produce lower risk opportunities in the State of Texas. He has acted as a consultant to Exxon, Mobil Oil, Tenneco, Devon Energy, Spring Energy, Texaco, and Union Oil. The Company appointed Mr. Fullenkamp, as a Director on account of his more than 20 years of active involvement with the management and directing of resource companies, combined with his practical mining and drilling experience, which have given him unique insight into the industry and allowed him to develop a well-rounded business approach for resource companies.

There are no understandings or arrangements between Mr. Fullenkamp and any other person pursuant to which Mr. Fullenkamp was selected as a director. There is no family relationship between Mr. Fullenkamp with any of our other officers and directors, or person nominated or chosen by the Company to become a director. There has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Fullenkamp had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCE GOLD CORPORATION.
Date: December 17, 2012	By: /s/ Lauren Notar
Lauren Notar
President & CEO

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